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                                                                  EXHIBIT 10.22


                              EMPLOYMENT AGREEMENT

        THIS AGREEMENT is entered into as of the date specified in Section 14(i) below as the Effective Date, by and between Walter A. Dods, Jr. (the "Employee") and BancWest Corporation, a Delaware corporation (the "Company").

        1. Term of Employment.

           (a) Basic Rule. The Company shall, and shall cause its subsidiary, First Hawaiian Bank (the "Bank") to, employ the Employee, and the Employee agrees to remain in employment with the Company and the Bank, from the Effective Date (as hereinafter defined) until the third anniversary of the Effective Date or, if earlier, the date when the Employee's employment terminates pursuant to subsection (b), (c) or (d) below (the "Term").

           (b) Early Termination. Subject to Sections 6 and 7, the Company may terminate the Employee's employment by giving the Employee 90 days' advance notice in writing. The Employee may terminate his employment by giving the Company 90 days' advance notice in writing. Any waiver of notice shall be valid only if it is made in writing and expressly refers to the applicable notice requirement of this Section 1. Subject to Section 8, the Employee's employment shall terminate automatically in the event of his death.

           (c) Cause. Subject to the provisions of this subsection (c), upon written notice to the Employee, the Company may at any time during the Term terminate the Employee's employment for Cause. For all purposes under this Agreement, "Cause" shall mean:

                (i) A material failure by the Employee to perform substantially all of his duties, other than a failure resulting from the Employee's complete or partial incapacity due to physical or mental illness or impairment, hereunder;

                (ii) Gross misconduct, material fraud or material dishonesty to the Company or its employees in the performance of the Employee's duties to the Company;

                (iii) Conviction of, or plea of "guilty" or "no contest" to, a felony under the laws of the United States or any state thereof; or

                (iv) A material violation by the Employee in the course of his duties hereunder of any law or regulation to which the Company is subject provided that the Employee knew or should have known that the conduct in question was in violation of such law or regulation; provided, that a violation of such law or regulation shall be deemed to be "material" only if it results in material financial loss to the Company or if it materially impairs the Employee's ability to perform his duties hereunder or his value to the Company as its officer; and provided, further, that the Employee shall be fully protected by, and entitled to rely upon, advice of counsel to the Company for purposes of determining whether the Employee knew or should have known that the conduct in question was in violation of such law or regulation.



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For purposes of this Agreement, no act or failure to act on the Employee's part shall constitute "Cause" if done, or omitted, by him in good faith and in the reasonable belief that his action or omission was in, or not opposed to, the best interest of the Company. Termination of the Employee for Cause shall be made by delivery to the Employee of a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the non-employee directors of the Company's Board of Directors (the "Board") at a meeting of such directors called and held for such purpose, after 30 days' prior written notice to the Employee specifying the basis for such termination and the particulars thereof and, with respect to clauses (i), (ii) and (iv), a reasonable opportunity for the Employee to cure or otherwise resolve the behavior in question prior to such meeting, finding that in the reasonable judgment of such directors, the conduct or event set forth in clause (i), (ii), (iii) or (iv), above, has occurred and that such occurrence warrants the Employee's termination for Cause.

           (d) Disability. Subject to Section 7, the Company may terminate the Employee's active employment during the Term due to Disability by giving the Employee 30 days' advance notice in writing. For all purposes under this Agreement, "Disability" shall mean a physical or mental incapacity that qualifies the Employee for payments under the Company's or the Bank's group long-term disability insurance policy or plan (the "LTD Plan"). In the event that the Employee resumes the performance of substantially all of his duties hereunder before the termination of his active employment under this subsection
(d) becomes effective, the notice of termination shall automatically be deemed to have been revoked.

           (e) Rights upon Termination. Except as expressly provided in Sections 6, 7 and 8, upon the termination of the Employee's employment, the Employee shall only be entitled to the compensation, benefits and reimbursements under the plans, programs or policies described in Sections 3, 4 and 5 and which accrued or vested during the period preceding the effective date of the termination or as a consequence of such termination (whether payable on such termination or thereafter). The payments under this Agreement shall fully discharge all responsibilities of the Company and the Bank to the Employee, other than the Employee's entitlement to such accrued or vested compensation, benefits and reimbursements as referred to in the preceding sentence.

        2. Duties and Scope of Employment.

           (a) Position. The Company agrees to employ the Employee as Chairman of the Board ("Chairman") and Chief Executive Officer of the Company during the Term. In addition, the Company agrees to cause the Bank to employ the Employee as the Bank's Chairman and Chief Executive Officer during the Term. The Employee, as Chairman and Chief Executive Officer of the Company and of the Bank, shall report to the Board. As of the Effective Date, the Employee shall continue to serve as a member of the Boards of Directors of the Company, the Bank and Bank of the West, an affiliate of the Company ("Bank of the West"). Thereafter the Company agrees to cause the Employee to be re-elected to the Boards of Directors of the Company, the Bank and Bank of the West. The Employee's principal offices for the performance of his duties hereunder shall be located in Honolulu, Hawaii. However, the Company shall also maintain suitable offices and secretarial support for the Employee at its offices in the San Francisco Bay Area for the Employee's use while he is performing services at that location.



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           (b) Obligations. During the Term, the Employee shall devote his reasonable efforts and full business time to the Company and its affiliates. During the Term, the Employee shall not render services for compensation to any other person which would conflict with his services to the Company without the express prior approval of the Board (including, without limitation, services as a member of the board of directors of another corporation). Membership on the board of directors of another corporation shall be approved unless:

                (i) Such other corporation is engaged in activities that are competitive with the Company;

                (ii) Such other corporation is below the quality and stature, in the reasonable judgment of the Board, of the Employee's position under this Agreement and with the Company's objectives; and

                (iii) The Employee's aggregate time commitments to such board memberships are materially inconsistent with his responsibilities under this Agreement.

The foregoing shall not preclude the Employee from engaging in appropriate civic, charitable or religious activities or from devoting a reasonable amount of time to private investments that do not materially interfere or conflict with his responsibilities to the Company; provided, however, that in no event shall the foregoing preclude the Employee from continuing to serve on such boards of directors or trustees of any business corporations and/or charitable organizations, or otherwise to serve as a trustee or engage in any other similar activities, as the Employee serves or engages as of the date of this Agreement.

        3. Cash Compensation.

           (a) Base Salary. During the Term, the Company agrees to pay the Employee as compensation for his services to the Company and the Bank a base salary at the annual rate of $1,030,403 or at such higher rate as the Company may determine from time to time ("Base Salary"). Such Base Salary shall be payable in regular installments in accordance with the Company's standard payroll procedures (but no less frequently than once per month). Once the Company has increased such Base Salary, it thereafter shall not be reduced for any reason. The Company covenants that such Base Salary is and shall be, during the term hereof, the highest base salary of any employee of the Company or any of its subsidiaries.

           (b) Annual Bonus. With respect to each full or partial fiscal year during the Term, the Employee shall be eligible to earn an annual bonus award in respect of each fiscal year of the Term (prorated in the event of a partial fiscal year) (an "Annual Bonus"), with a target of 100% of the Employee's Base Salary (the "Target Bonus"), based upon the achievement of annual performance targets established by the Company's Executive Compensation Committee after consultation with the Employee; provided that Executive shall be entitled to an Annual Bonus at least equal to 65% of the Employee's Base Salary in respect of each of the first three full fiscal years of the Term.

           (c) LTIP. The Employee shall be entitled to participate in a long-term incentive plan (the "New LTIP"), under which the Employee shall have the opportunity to earn maximum awards that are no less favorable than the maximum awards that the Employee has the


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opportunity to earn pursuant to the Company's long-term incentive plan as in effect as of the date hereof (the "Company LTIP"); provided, further, that, under the New LTIP, the Employee's target award shall be at least equal to 50% of Employee's Base Salary and Employee's maximum award opportunity shall be at least 200% of such target award.

        4. Vacations, Employee Benefits, Equity Arrangements and Perquisites.
           (a) Vacation and Employee Benefits.

           During the Term, the Employee shall be entitled to not less than four weeks of paid vacation time per annum. During such Term, the Employee shall also be eligible to participate in all of the employee benefit plans, executive compensation programs and fringe benefits (including, but not limited to, all bonus, incentive, stock, stock option, deferred compensation and retirement plans and executive loan programs) maintained by the Company or the Bank, on terms and conditions no less favorable than those provided to the most senior executives of the Company or the Bank. The determination as to the amounts of any awards available to the Employee under these programs shall be reviewed at least annually by the Company's Executive Compensation Committee to ensure that such amounts are competitive with awards granted to similarly situated senior executives of publicly held bank holding companies comparable to the Company.

           (b) Equity Incentive Compensation.

           During the Term, the Employee shall be entitled to participate in, and receive stock and other equity or equity-based awards, under the stock option programs and stock purchase programs of BNP Paribas, a societe anonyme or limited liability banking corporation organized under the laws of the Republic of France ("BNP"), at levels and on terms consistent with those provided to similarly situated executives of BNP and/or its subsidiaries.

           (c) Perquisites. In addition to the perquisites afforded to other senior executives of the Company, the Employee shall be entitled to the following perquisites: (i) security driver and car, (ii) first class air travel or air travel on corporate aircraft for business purposes for the Employee and family (security purposes); (iii) tax preparation and financial planning services, (iv) all other perquisites provided to Employee as of the Effective Date (subject to reasonable future modifications, so long as such modifications do not materially reduce, in the aggregate, the benefit of such perquisites to the Employee), and (iv) payment of an amount in respect of all federal, state and local income and other employment-related taxes paid by the Employee in respect of any and all of the perquisites provided to the Employee herein, such that the perquisites set forth herein are provided at no cost to the Employee.

        5. Business Expenses.

           During the Term, the Employee shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with his duties



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hereunder. The Company, or the Bank, shall reimburse the Employee for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company's generally applicable policies.

        6. Termination Without Cause or for Good Reason.

           (a) Good Reason. For all purposes under this Agreement, "Good Reason" shall mean that the Employee, without his consent:

                (i) Has incurred a reduction in his position, title, authority or responsibility at the Company, the Bank and/or the Bank of the West or an adverse change to his reporting relationships, or has not been re-elected to any or all of the Boards of Directors of the Company, the Bank, and/or Bank of the West;

                (ii) Has incurred a reduction in his Base Salary or Target Bonus or a reduction in employee benefits (including perquisites, target long-term incentive compensation, retirement plan and deferred compensation plan benefits);

                (iii) Has been notified that his principal place of work will be relocated to a location outside the City of Honolulu, Hawaii; or

                (iv) Is required to work more than 80 days per year outside of the Employee's principal offices in the City of Honolulu, Hawaii.

The Employee may also terminate his employment for "Good Reason" (x) if the Company breaches any material provision of this Agreement, (y) the Company fails to satisfy the requirements of Section 9 of this Agreement relating to the assumption of the Agreement by any successor entity, or (z) for any reason or no reason during the 30-day period following the first anniversary of any Change in Control (as defined below) that occurs after the Effective Date. For purposes of this Agreement, any good faith determination of "Good Reason" made by the Employee shall be conclusive; provided, however, that termination by the Employee for Good Reason shall be made by delivery to the Board of written notice, at least 30 days' prior to the effective date of such termination, specifying the basis for such termination and the particulars thereof and provided that the Company shall have a reasonable opportunity to cure or otherwise resolve the problem in question prior to the effective date of such termination, in which case Good Reason shall not exist. For purposes of this Agreement, "Change in Control" shall mean (i) any time at which BNP (and its wholly owned subsidiaries) do not have, by themselves, the ability, to elect a majority of the Board, (ii) any Person (other than BNP, the Company, any trustee or other fiduciary holding securities under an employee benefit plan of BNP, the Company, or any company owned, directly or indirectly, by the shareholders of BNP or the Company in substantially the same proportions as their ownership of stock of BNP or the Company), becomes the beneficial owner, directly or indirectly, of securities of BNP or the Company representing 25% or more of the combined voting power of BNP's or the Company's then-outstanding securities, or
(iii) the consummation of any merger, consolidation, plan of arrangement, reorganization or similar transaction or series of transactions in which BNP or the Company is involved, other than such a transaction or series of transactions which would result in the shareholders of BNP or the Company immediately prior thereto continuing to own (either


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by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the securities of BNP or the Company (or such surviving entity (or the parent, if any)) outstanding immediately after such transaction(s) in substantially the same proportions as their ownership immediately prior to such transaction(s). For purposes of the Agreement, a Change in Control shall not be deemed to have occurred upon the Effective Date by reason of the transactions contemplated by the Agreement and Plan of Merger dated as of May __, 2001 by and among the Company, BNP and Newco 1 (the "Merger Agreement") or by reason of any changes to the Board approved by BNP or its affiliates.

           (b) Severance Payment. The Employee shall receive a severance payment from the Company (the "Severance Payment") if, during the Term of this
Agreement:

                (i) The Employee voluntarily resigns his employment with the Company for Good Reason; or

                (ii) The Company terminates the Employee's employment with the Company for any reason other than Cause, Disability or death.

The Severance Payment shall be made in a lump sum not more than five business days following the date of the employment termination and shall be in an amount determined under subsection (c) below. Subject to Section 1(e), the Severance Payment shall be in lieu of any further payments to the Employee under Section 3 and any further accrual of benefits under Section 4 with respect to periods subsequent to the date of the employment termination. Notwithstanding the preceding sentence, however, the Employee shall be entitled to any payments or acceleration of the vesting of awards, which occur under the terms of any plan described in Section 4. With respect to any options or other stock-based awards granted to the Employee pursuant to a stock option plan or other equity-based plan, the Employee shall be 100% vested in any option or award outstanding upon a termination of employment pursuant to this Section 6(b). If the Employee's employment is terminated pursuant to this Section 6(b), then notwithstanding anything to the contrary in the applicable stock option plans and the Employee's stock option agreements, the Employee shall have the full term of such option (but no less than eighteen (18) months) to exercise such options (irrespective of termination of employment).

           (c) Amount. The amount of the Severance Payment shall be equal to the sum of:

                (i) 300% of the sum of (A) the Employee's annual rate of Base Salary, as in effect on the date of the employment termination, plus (B) the arithmetic mean of the Annual Bonuses awarded to the Employee by the Company for the three most recent consecutive fiscal years ending prior to the date of the employment termination (regardless of when paid), plus (C) an amount equal to the arithmetic mean of the awards paid or payable to the Employee under the Company LTIP and/or New LTIP, as applicable, in respect of the three most recently completed performance cycles under such plan, provided that such amount shall in no event be less than the Employee's award payable in year 2000 under the Company LTIP; plus

                (ii) A lump sum payment equal to the sum of (A) the Employee's Target Bonus for the fiscal year of termination multiplied by a fraction (the "Fraction"),


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        the numerator of which shall equal the number of days the Employee was employed by the Company in the fiscal year in which the termination occurs, and the denominator of which shall equal 365, plus (B) the target award(s) in respect of all performance periods in existence under the Company LTIP and/or New LTIP, as applicable, as of the date of termination, to which the Employee may become entitled under the applicable plan, multiplied by the Fraction.

           (d) Insurance Coverage. During the 36-month period commencing upon a termination of employment described in subsection (b) above (such period, the "Severance Period"), the Employee (and, where applicable, his dependents) shall be entitled to continue participation in the group insurance plans maintained by the Company, including life, disability and health insurance programs, as if he were still an employee of the Company. Where applicable, the Employee's salary for purposes of such plans shall be deemed to be equal to his Base Salary as of the date of termination of the Employee's employment. To the extent that the Company finds it impossible to cover the Employee under its group insurance policies during the Severance Period, the Company shall provide the Employee with individual policies which offer at least the same level of coverage and which impose not more than the same costs on him. The foregoing notwithstanding, in the event that the Employee becomes eligible for comparable group insurance coverage in connection with new employment, the coverage provided by the Company under this subsection (d) shall become secondary. Any group health continuation coverage that the Company is required to offer under the Consolidated Omnibus Budget Reconciliation Act of 1986 ("COBRA") shall commence when coverage under this subsection (d) terminates.

           (e) Additional Benefits

                (i) Retirement Benefit Plan Credit. For purposes of eligibility for retirement, for early commencement or actuarial subsidies under any Company or Bank (or any affiliate thereof) pension, medical reimbursement and/or life insurance plan, (x) the Employee will be credited with years of service in respect of, and age achieved during, the Severance Period and (y) for purposes of calculating any final pay averages, the Employee shall be deemed to have earned the Base Salary and Target Bonus in effect for the plan year in which the Employee's termination occurs in respect of each plan year of the Severance Period, subject, in respect of each such plan year, to annual increases consistent with the Company's past practice (as of the date of this Agreement), of increasing the rate of Base Salary and Target Bonus amounts in the ordinary course; provided, that if any benefits afforded by this Agreement, including the benefits arising from the grant of additional service and age credit and the inclusion of additional years of annual compensation, cannot be provided under the qualified pension plans of the Company due to the qualification provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the benefit, or its equivalent in value, shall be provided under a nonqualified pension plan or arrangement of the Company.

                (ii) Office and Secretarial Support. During the Severance Period, the Company shall provide the Employee with appropriate and suitable office space, and part-time secretarial staff, located in the Honolulu, Hawaii financial district (or such other location as designated by the Employee).


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                (iii) Equity Incentive Compensation. Upon termination, all unvested stock options, stock appreciation (phantom stock) rights ("SARs") (if any) and any restricted stock awards shall become fully vested, and all options and SARs shall remain outstanding and exercisable for the balance of the term of such awards.

           (f) No Mitigation. The Employee shall not be required to mitigate the amount of any payment contemplated by this Section 6 (whether by seeking new employment or in any other manner). Except as expressly provided in subsection
(d) above, no such payment shall be reduced by earnings or benefits that the Employee may receive from any other source.

        7. Termination for Disability.

           (a) Disability Continuation Period. In the event that, during the Term, the Company terminates the Employee's employment for Disability, the Employee shall receive all of the payments and benefit coverage described in this Section 7. Such payments and benefit coverage shall continue for the period (the "Disability Continuation Period") commencing on the date when the employment termination is effective and ending on the earliest of:

                (i) The third anniversary of such date of termination;

                (ii) The date when the Employee's benefits under the LTD Plan terminate; or

                (iii) The date of the Employee's death.

           (b) Compensation. During the Disability Continuation Period, the Company shall pay the Employee compensation at an annual rate equal to the difference between:

                (i) The sum of the following:

                      (A) The Employee's annual rate of Base Salary, as in effect on the date of the employment termination; plus

                      (B) The arithmetic mean of the annual bonuses awarded to the Employee by the Company or the Bank for the three most recent consecutive fiscal years ending prior to the date of the employment termination (regardless of when paid); plus

                      (C) The arithmetic mean of the awards awarded to the Employee by the Company under the Company LTIP for the three most recently completed performance cycles under such plan, ending prior to the date of the employment termination (regardless of when paid), provided that such amount shall in no event be less than the Employee's award payable in year 2000 under the Company LTIP; minus

                (ii) The benefits received by the Employee during the applicable period under the LTD Plan.


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Compensation under this subsection (b) shall be paid at periodic intervals in accordance with the Company's standard payroll procedures (but no less frequently than once per month). In addition to the foregoing, within 10 days of the termination of the Employee's employment for Disability, the Company shall pay to the Employee a lump sum payment equal to the sum of (x) the Employee's Target Bonus for the fiscal year of termination multiplied by the Fraction and
(y) the Employee's target award(s) in respect of all performance periods in existence under the long-term incentive plan in which the Employee participates as of the date of termination, multiplied by the Fraction.

           (c) Insurance Coverage. During the Disability Continuation Period, the Employee (and, where applicable, his dependents) shall be entitled to continue participation in the group insurance plans maintained by the Company, including life, disability and health insurance programs, as if he were still an employee of the Company. Where applicable, the Employee's salary for purposes of such plans shall be deemed to be equal to his Base Salary as of termination of employment. To the extent that the Company finds it impossible to cover the Employee under its group insurance policies during the Disability Continuation Period, the Company shall provide the Employee with individual policies which offer at least the same level of coverage and which impose not more than the same costs on him. Any group health continuation coverage that the Company is required to offer under COBRA shall commence when coverage under this subsection
(c) terminates.

           (d) Equity Incentive Compensation. Upon termination, all unvested stock options, SARs (if any) and any restricted stock awards shall become fully vested, and all options and SARs shall remain outstanding and exercisable for the balance of the term of such awards.

           (e) Retirement Benefit Plan Credit. For purposes of eligibility for retirement, for early commencement or actuarial subsidies under any Company (or subsidiary) pension, medical reimbursement and/or life insurance plan, the Employee will be credited with years of service and age credit through the Employee's achievement of age 65; provided, that if any benefits afforded by this Agreement, including the benefits arising from the grant of additional service and age credit, cannot be provided under the qualified pension plans of the Company due to the qualification provisions of the Code, the benefit, or its equivalent in value, shall be provided under a nonqualified pension plan or arrangement of the Company.

        8. Termination by Reason of Death.

           (a) Compensation. In the event that the Employee dies, the Term shall be automatically terminated and the Company shall pay to the Employee's estate, in one lump sum within 10 days of such death, an amount equal to the sum of:

                (i) The difference between (A) 300% of the sum of (x) the Employee's annual rate of Base Salary, as in effect on the date of the employment termination, plus (y) the arithmetic mean of the annual bonuses awarded to the Employee by the Company or the Bank for the three most recent consecutive fiscal years ending prior to the date of the employment termination (regardless of when paid), plus (z) an amount equal to the arithmetic mean of the awards paid or payable to the Employee under the Company LTIP and/or New LTIP, as applicable, in respect of the three most


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        recently completed performance cycles under such plan, provided that such amount shall in no event be less than the Employee's award payable in year 2000 under the Company LTIP; minus (B) the benefits, if any, received by the Employee's estate under the Company's death benefit plan; plus

                (ii) A lump sum payment equal to the sum of (A) the Employee's Target Bonus for the fiscal year of termination multiplied by the Fraction plus (B) the target award(s) in respect of all performance periods in existence under the Company LTIP and/or New LTIP, as applicable, as of the date of termination, to which the Employee may become entitled under the applicable plan, multiplied by the Fraction.

           (b) Insurance Coverage. During the 36-month period commencing upon the Employee's death, the Employee's applicable dependents shall be entitled to continue participation in the group insurance plans maintained by the Company, including health insurance programs, as if the Employee were still an employee of the Company. Where applicable, the Employee's salary for purposes of such plans shall be deemed to be equal to his Base Salary as of death. To the extent that the Company finds it impossible to cover the Employee's dependents under its group insurance policies during the 36 months following the Employee's death, the Company shall provide the Employee's dependents with individual policies which offer at least the same level of coverage and which impose not more than the same costs on the dependents as were payable by the Employee and/or his dependents immediately prior to the Employee's death.

           (c) Equity Incentive Compensation. Upon termination, all unvested stock options, SARs (if any) and any restricted stock awards shall become fully vested, and all options and SARs shall remain outstanding and exercisable for the balance of the term of such awards.

        9. Successors.

           (a) Company's Successors. The Company shall require any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets, by an agreement in substance and form reasonably satisfactory to the Employee, to assume this Agreement and to agree expressly to perform this Agreement in the same manner and to the same extent as the Company would be required to perform it in the absence of a succession. The Company's failure to obtain such agreement prior to the effectiveness of a succession shall be a breach of this Agreement and shall entitle the Employee to all of the compensation and benefits to which he would have been entitled hereunder if the Company had involuntarily terminated his employment without Cause immediately after such succession becomes effective. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this subsection (a) or which becomes bound by this Agreement by operation of law.

           (b) Employee's Successors. This Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.


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        10. Non-Disclosure of Confidential Information.

            During the term of this Agreement and thereafter, the Employee shall not, without the prior written consent of the Board, disclose or use for any purpose (except in the course of his employment and in furtherance of the business of the Company and its subsidiaries) confidential information or proprietary data of the Company and its subsidiaries, except as required by applicable law or legal process; provided, however, that confidential information shall not include any information known generally to the public or ascertainable from public or published information (other than as a result of unauthorized disclosure by the Employee) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Company and its subsidiaries; provided, further, that the Employee may disclose the existence and contents of this Agreement to his family, legal advisors, accountant and other financial advisors. The Employee agrees to deliver to the Company at the termination of his employment to the extent reasonably requested by the Company, or at any other time the Company may reasonably request, all memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to the business of the Company and its subsidiaries which he may then possess or have under his control except for personal notes of the Employee.

        11. Non-Competition.

            (a) Covenant Not To Compete. This Section 11 shall apply:

                (i) During the Term; and

                (ii) During the two-year period following the termination of the Employee's employment by the Company without Cause (other than for Disability) or by the Employee's resignation for Good Reason.

While this Section 11 applies, the Employee shall not, directly or indirectly, engage in any banking business or activity in the States of California, Hawaii, Nevada, New Mexico, Oregon, Washington, or Idaho ("Competitive Business") nor be employed by, render services of any kind to, advise or receive compensation in any form from, nor invest or participate in any manner or capacity in, any entity or person which directly or indirectly engages in a Competitive Business.

            (b) Exception. Subsection (a) above shall not preclude investments in a corporation whose stock is traded on a public market and of which the Employee owns less than five percent of the outstanding shares.

            (c) Purpose of Covenant. It is agreed by both parties hereto that the covenants contained in subsection (a) above are reasonable and necessary to protect the confidentiality of the customer lists, trade secrets, and other confidential information concerning the Company, acquired by the Employee.

            (d) Specific Performance. The Employee and the Company recognize and agree that (i) because of the nature of the businesses in which the Company and its subsidiaries are engaged and because of the nature of the confidential information that the Employee has acquired or will acquire with respect to the businesses of the Company and its subsidiaries, it would be impracticable and excessively difficult to determine the actual damages of the

Company or its subsidiaries in the event that the Employee breaches any of the covenants contained in subsection (a) above, and (ii) damages in an action at law would not constitute reasonable or adequate compensation to the Company or its subsidiaries in the event that the Employee breaches any of such covenants. Accordingly, if the Employee commits any breach of such covenants or threatens to commit any such breach, then the Company shall have the right to have the covenants contained in subsection (a) above specifically enforced by any court having equity jurisdiction, without posting bond or other security, it being acknowledged and agreed by both parties hereto that any such breach or threatened breach would cause irreparable injury to the Company and its subsidiaries and that an injunction may be issued against the Employee. The rights described in this subsection (d) shall be in addition to, and not in lieu of, any other rights or remedies available to the Company under law or in equity.

           (e) Modification by Court. If any of the covenants contained in subsection (a) above is determined to be unenforceable because of the duration of such covenants or the area covered thereby, then the court making the determination shall have the power to reduce the duration of such covenants and/or the area covered thereby, and such covenants, in their reduced form, shall be enforceable.

           (f) Different Jurisdictions. If any of the covenants contained in subsection (a) above is determined to be wholly unenforceable by the courts of any domestic or foreign jurisdiction, then the determination shall not bar or in any way affect the Company's right to relief in the courts of any other jurisdiction with respect to any breach of such covenants in such other jurisdiction. Such covenants, as they relate to each jurisdiction, shall be severable into independent covenants and shall be governed by the laws of the jurisdiction where a breach occurs.]

        12. No Solicitation.

            This Section 12 shall apply (a) during the Term and (b) during the one-year period following the termination of the Employee's employment by the Company for Cause or by the Employee's voluntary resignation without Good Reason. While this Section 12 applies, the Employee shall not, directly or indirectly, contact any employee of the Company or any of its subsidiaries to solicit such employee to become an employee, partner or independent contractor of the Employee or any other person.

        13. Tax Effect of Payments.

            (a) Excise Tax Restoration Payment. In the event that it is determined that any payment, benefit provided or distribution of any type (including, without limitation, the value of the acceleration of vesting of, or payment in respect of, any options or other equity or equity-based awards, and the payment of any amounts under the Company LTIP (or any other similar plan, program or arrangement), by the Company, by any of its affiliates, by any one or more trusts established by the Company (or any of its affiliates) for the benefit of its employees, by any person who acquires ownership or effective control of the Company or ownership of a substantial portion of the Company's assets (within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code")) or by any affiliate of such person, to or for the benefit of the Employee, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement, an employment agreement or otherwise (the "Total Payments"), would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Employee with respect to such excise tax (such excise tax, together with any such interest or penalties, are collectively referred to as the "Excise Tax"), then the Employee shall be entitled to receive an additional payment (an "Excise Tax Restoration Payment") in an amount that shall fund the payment by the Employee of any Excise Tax on the Total Payments as well as all income taxes imposed on the Excise Tax Restoration Payment, any Excise Tax imposed on the Excise Tax Restoration Payment and any interest or penalties imposed with respect to taxes on the Excise Tax Restoration Payment or any Excise Tax.

           (b) Determination by Auditors. All mathematical determinations and all determinations of whether any of the Total Payments are "parachute payments" (within the meaning of Section 280G of the Code) that are required to be made under this Agreement, including all determinations of whether an Excise Tax Restoration Payment is required, of the amount of such Excise Tax Restoration Payment and of amounts relevant to the last sentence of subsection (c), shall be made by the independent auditors retained by the Company most recently prior to the relevant change in control and subject to the Employee's reasonable approval (the "Auditors"), who shall provide their determination (the "Determination"), together with detailed supporting calculations regarding the amount of any Excise Tax Restoration Payment and any other relevant matters, both to the Company and to the Employee within seven business days of the Employee's termination date, if applicable, or such earlier time as is requested by the Company or by the Employee (if the Employee reasonably believes that any of the Total Payments may be subject to the Excise Tax). If the Auditors determine that no Excise Tax is payable by the Employee, it shall furnish the Employee with a written statement that such Auditors have concluded that no Excise Tax is payable (including the reasons therefor) and that the Employee has substantial authority not to report any Excise Tax on the Employee's federal income tax return. If an Excise Tax Restoration Payment is determined to be payable, it shall be paid to the Employee within five business days after the Determination is delivered to the Company or the Employee. Any determination by the Auditors shall be binding upon the Company and the Employee, absent manifest error.

           (c) Underpayments and Overpayments. As a result of uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Auditors hereunder, it is possible that Excise Tax Restoration Payments may not be made by the Company that should be made ("Underpayments") or that Excise Tax Restoration Payments will have been made by the Company which should not have been made ("Overpayments"). In either event, the Auditors shall determine the amount of the Underpayment or Overpayment that has occurred as soon as possible. In the case of an Underpayment, the amount of such Underpayment shall promptly be paid by the Company to or for the benefit of the Employee. In the case of an Overpayment, the Employee shall, at the direction and expense of the Company, take such steps as are reasonably necessary (including the filing of returns and claims for refund), follow reasonable instructions from, and procedures established by, the Company and otherwise reasonably cooperate with the Company to correct such Overpayment; provided, however, that (i) the Employee shall in no event be obligated to return to the Company an amount greater than the net after-tax portion of the Overpayment that the Employee has retained or has recovered as a refund from the applicable taxing authorities and (ii) this provision shall be interpreted in a manner consistent with the intent of this agreement, which is to make the Employee whole, on an after-tax basis, for the application of the Excise Tax, it being understood that the correction of an Overpayment may result in the Employee's repaying to the Company an amount which is less than the Overpayment.

        14. Miscellaneous Provisions.

            (a) Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

            (b) Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

            (c) Whole Agreement; Modifications. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. A modification of this Agreement shall be valid only if it is made in writing and executed by both parties hereto. This Agreement shall be subject to the requirements of any applicable banking law, regulation or order.

            (d) Withholding Taxes. All payments and imputed payments made under this Agreement shall be subject to reduction to reflect taxes required to be withheld by law.

            (e) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware (other than their choice-of-law provisions).

            (f) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

            (g) Arbitration. Except as otherwise provided in Section 11, any controversy or claim arising out of or relating to this Agreement or the breach thereof, shall be settled by arbitration in Honolulu, Hawaii, in accordance with the rules of the American Arbitration Association then in effect. Discovery shall be permitted to the same extent as in a proceeding under the Federal Rules of Civil Procedure. Judgment may be entered on the arbitrator's award in any court having jurisdiction. All fees and expenses of the arbitrator and of the Employee's legal counsel shall be paid (or promptly reimbursed to the Employee) by the Company.

            (h) No Assignment. The rights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this subsection (h) shall be void.

            (i) Effective Date. This Agreement shall become effective on the date of the consummation of the transaction(s) contemplated by the Merger Agreement. Such date is herein referred to as the "Effective Date."

            (j) D&O Indemnification. The Company shall indemnify the Employee to the fullest extent permitted by applicable law against damages in connection with his status or performance of duties as an officer or director of the Company or any of its affiliates and shall maintain and cover the Employee under customary and appropriate directors and officers liability insurance during the Term and throughout the period of any applicable statute of limitations with respect to any acts, omissions or other matters that may have occurred or arisen during the Term.

            (k) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which shall be deemed to constitute one and the same instrument.

        IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the 7th day of May 2001, to be effective as of the Effective Date.


                                   BANCWEST CORPORATION


                                   By: /S/ JOHN K. TSUI
                                       ---------------------------------------
                                  Title: Vice Chairman & Chief Credit Officer


                                       /s/  WALTER A. DODS, JR.
                                       ---------------------------------------
                                       WALTER A. DODS, JR.